Exhibit 10.2

AMENDMENT #1 TO THE REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT #1 TO THE REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is entered into on February 15, 2024 (the “Effective Date”), by and between Safe and Green Development Corporation, a Delaware corporation (the “Company”), and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain registration rights agreement originally entered into by the Company to the Holder on November 30, 2023 (the “Agreement”); and

B. The Company and Holder desire to amend the Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

2. The Parties entered into that certain amendment #1 to the Purchase Agreement (as defined in the Agreement) on or around the Effective Date (the “Purchase Agreement Amendment”).

3. The definition of “Registrable Securities” in the Agreement shall include all of the Conversion Shares which may, from time to time, be issued to Holder under the Debentures (as defined in the Purchase Agreement Amendment) that the Company has issued to the Holder and for which the Company has received purchase price for, all of the Warrant Shares which may, from time to time, be issued to Investments (as defined in the Purchase Agreement) pursuant to Warrants issued to Investments, the Second Commitment Shares (as defined in the Purchase Agreement Amendment) issued to Holder, and the Third Commitment Shares (as defined in the Purchase Agreement Amendment) issued to Holder.

4. For the avoidance of doubt, the Company shall, within sixty (60) calendar days from the date of this Amendment, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities (beginning with the Second Commitment Shares issued to Investor and Investments) as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor and Investments, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. Except as specifically modified hereby, all of the provisions of the Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Safe and Green Development Corporation		Peak One Opportunity Fund, L.P.

By: Peak One Investments, LLC its General Partner

By:	/s/ Nicolai Brune	By:	/s/ Jason Goldstein
Name:	Nicolai Brune	Name:	Jason Goldstein
Title:	Chief Financial Officer	Title:	Managing Member